UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

(a) Dismissal of previous independent registered public accounting firm

(i)    On June 19, 2009, HSW International, Inc. (the "Company") dismissed Grant Thornton LLP as its independent registered public accounting firm. The Company's Audit Committee participated in and approved the decision to change its independent registered public accounting firm.

(ii)   The reports of Grant Thornton LLP on the financial statements for the fiscal years ended December 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)  During the fiscal years ended December 31, 2008 and 2007 and through June 19, 2009, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the fiscal years ended December 31, 2008 and 2007 and through June 19, 2009, there have been no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S–K).

(v)   The Company provided a copy of this Form 8-K to Grant Thornton LLP prior to its filing with the SEC and requested that Grant Thornton LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 24, 2009, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of new independent registered public accounting firm

(i) The Company engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm as of June 19, 2009.

(ii)  During the fiscal years ended December 31, 2008 and 2007 and through June 19, 2009, the Company has not consulted with PricewaterhouseCoopers LLP regarding any of the matters discussed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

    Item 9.01.  Financial Statements and Exhibits

             Exhibit No.    Description of Exhibit

 16.1           Letter from Grant Thornton LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: June 25, 2009	/s/ Bradley T. Zimmer
Bradley T. Zimmer
General Counsel